UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

KREIDO BIOFUELS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenida Acaso Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 389-3499

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On June 11, 2007, Kreido Biofuels, Inc. (the “Company”) issued a press release announcing the Company’s business update conference call to discuss developments and plans. The press release includes a list of the Company’s highlights of 2007, upcoming milestones and administrative details for the conference call. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 13, 2007, the Company issued a press release announcing that the Company has entered into a long-term liquids handling agreement with Vopak Terminal North America, Inc. (“Vopak”), professionals in liquid bulk logistics (the “Agreement”). Under the terms of the Agreement, the Vopak terminal located at the Port of Wilmington, North Carolina will provide storage and vessel, barge, tank car and tank truck loading and unloading infrastructure to handle the Company’s raw feedstocks, finished product and other liquids associated with the production of biodiesel. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit

99.1	Press release of Kreido Biofuels, Inc. issued June 11, 2007
99.2	Press release of Kreido Biofuels, Inc. issued June 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

KREIDO BIOFUELS, INC.

Date: June 14, 2007

By: /s/ Philip Lichtenberger
Name: Philip Lichtenberger
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release of Kreido Biofuels, Inc. issued June 11, 2007
99.2	Press release of Kreido Biofuels, Inc. issued June 13, 2007